CONSENT OF JACK S. MCPARTLAND

In connection with the Annual Information Form of Integra Resources Corp. (the "Company") for the fiscal year ended December 31, 2019 (the "AIF"), which included references to my name and to the technical reports entitled "Technical Report and Preliminary Economic Assessment for the DeLamar and Florida Mountain Gold - Silver Project, Owyhee County, Idaho, USA", dated October 22, 2019 and "Technical Report and Updated Resource Estimates for the DeLamar and Florida Mountain Gold - Silver Project, Owyhee County, Idaho, USA", dated July 30, 2019, the undersigned hereby consents to (i) the reference of the undersigned's name in the AIF, and (ii) the use of information attributed to me in the AIF, being included in or incorporated by reference into the Registration Statement on Form F-10 being filed by the Company with the United States Securities and Exchange Commission and any amendments thereto and into the prospectus included therein.

/s/ Jack S. McPartland
Name: Jack S. McPartland, Member M.M.S.A.
Date: August 7, 2020